UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Railroad Ave, Midland, PA	15059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1-412-515-0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Chief Executive Officer Notice Period

On May 30, 2025, Mawson Infrastructure Group Inc. (the “Company”) provided Mr. Rahul Mewawalla with notice that termination of his employment as Chief Executive Officer and President of the Company for “Cause” (as defined in his employment agreement with the Company), based on conduct specified in the notice, will be considered at a future meeting of the Company’s Board of Directors (the “Board”), at which meeting the Board will determine whether his conduct constitutes Cause sufficient to terminate Mr. Mewawalla in accordance with the terms of his employment agreement. Mr. Mewawalla’s employment agreement with the Company provides for a cure period, which will end on June 14, 2025.

Appointment of Interim Chief Executive Officer

On June 2, 2025, the Board determined to place Mr. Mewawalla on administrative leave from his position as Chief Executive Officer and President of the Company, effective immediately, and appointed Mr. Kaliste Saloom to serve as Interim Chief Executive Officer of the Company, effective as of June 3, 2025.

Mr. Saloom, age 65, has served as General Counsel and Corporate Secretary of the Company since July 1, 2024. Mr. Saloom joined the Company in November 2023 as its Vice President of Legal and served as the Company’s interim General Counsel and Corporate Secretary from March 2024 until being formally promoted to General Counsel and Corporate Secretary. Mr. Saloom has over 40 years of commercial and litigation legal experience. Prior to joining the Company, Mr. Saloom served as General Counsel at Kin Capital Partners, LLC from 2022 to 2023. Previously, from 2018 to 2022, he served as General Counsel and Vice President for Energy & Technology Corp. (OTCMKTS: ENGT), a publicly traded company, and as an attorney for Cambridge Industries, Inc., an international technology company based in Santa Clara, California specializing in commercial networking solutions. Mr. Saloom also worked as an attorney for ViaSat, Inc., a high-tech company providing satellite internet services based in Irvine, California. Mr. Saloom holds a Juris Doctorate degree from Tulane Law School in New Orleans, Louisiana, and a Bachelor of Science degree in Computer Science from the University of Southwestern Louisiana (now the University of Louisiana at Lafayette) and is a licensed attorney.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Saloom and any of the Company’s executive officers or directors. There are no transactions or relationships between the Company and Mr. Saloom that are reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Saloom’s appointment as Interim Chief Executive Officer, Mr. Saloom’s annual base salary was increased to $360,000 effective as of June 3, 2025.

Compensation of Chief Financial Officer

In recognition of additional duties being assumed during the Chief Executive Officer transition, the annual base salary of Mr. William Regan, Chief Financial Officer of the Company, was increased to $354,000 effective as of June 3, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: June 5, 2025	By:	/s/ Kaliste Saloom
Kaliste Saloom
Interim Chief Executive Officer, General Counsel and Corporate Secretary

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